Exhibit 3.3

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

FORM OF ARTICLES SUPPLEMENTARY

Dividend Capital Total Realty Trust Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Section 6.2.2 of the charter of the Corporation (the “Charter”), the Board of Directors of the Corporation (the “Board of Directors”), by resolution duly adopted at a meeting duly called and held on             , 2011, classified and designated 300,000,000 shares (the “Shares”) of common stock as “Class I Common Shares,” with the preferences, conversion and other rights, voting powers, restrictions, limitation as to dividends and other distributions, qualifications and terms and conditions of redemption as follows, which upon any restatement of the Charter shall be made part of Article VI, with any necessary or appropriate changes to the enumeration of lettering of sections or subsections hereof:

Class I Common Shares

1. Designation and Number. A class of Common Shares, designated the “Class I Common Shares,” is hereby established. The number of authorized Class I Common Shares shall be 300,000,000.

2. Relative Seniority. In respect of rights to receive distributions and to participate in distributions of payments in the event of any liquidation, dissolution or winding up of the Corporation, the Class I Common Shares shall rank: (a) on parity with any unclassified Common Shares, the Class W Common Shares (as defined in the Articles Supplementary creating such class of common stock) and all other equity securities issued by the Corporation other than those referred to in clause (b); and (b) junior to all equity securities issued by the Corporation which rank senior to the Class I Common Shares.

3. Distributions. Distributions shall be made with respect to the Class I Common Shares at the same time as those made with respect to unclassified Common Shares and Class W Common Shares. The per share amount of any distribution with respect to the Class I Common Shares shall be determined as described in the most recent prospectus relating to a public offering of Class I Common Shares, as such prospectus may be amended or supplemented with the approval of a majority of the Board of Directors from time to time (the “Prospectus”). This per share amount may differ from the per share amount of any distribution with respect to the unclassified Common Shares or the Class W Common Shares pursuant to Section 4 below or on account of differences in class-specific expense allocations as described in the Prospectus or for other reasons as determined by the Board of Directors. Class-specific expenses shall include, but not be limited to, distribution fees and advisory fees allocable to a class of Common Shares as described in the Prospectus.

4. Liquidation Rights.

(a) In this section, the following words have the meanings indicated:

(b) Net Asset Value per Class I Common Share means the net asset value of the Corporation allocable to the Class I Common Shares, calculated as described in the Prospectus, divided by the number of outstanding Class I Common Shares.

(c) Net Asset Value per Parity Share means the net asset value of the Corporation allocable to the Parity Shares, calculated as described in the Prospectus, divided by the number of outstanding Parity Shares.

(d) Parity Shares means unclassified Common Shares, the Class W Common Shares and all other equity securities issued by the Corporation other than those ranking senior to the Class I Common Shares.

(e) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holder of each Class I Common Share shall be entitled to be paid a liquidation payment equal to the Net Asset Value per Class I Common Share; provided, however, that if the available assets of the Corporation are insufficient to pay in full the Net Asset Value per Class I Common Share as well as the Net Asset Value per Parity Share, then the holders of the Class I Common Shares shall be paid a liquidation payment equal to the product of (i) the value of the assets of the Corporation that are legally available for distribution to the holders of Class I Common Shares and Parity Shares and (ii) the quotient obtained by dividing the net asset value of the Corporation allocable to the Class I Common Shares by the sum of the net asset value of the Corporation allocable to Class I Common Shares and the net asset value of the Corporation allocable to Parity Shares, all as calculated as described in the Prospectus; and provided further, that if after paying the Net Asset Value per Class I Common Share and the Net Asset Value per Parity Share, there remain assets available for distribution to such shares, then the holders of such shares shall share such available assets equally on a per share basis.

(f) Neither the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other entity or the merger or consolidation of any other entity into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary of the Corporation.

5. Conversion. The Class I Common Shares are not convertible into or exchangeable for any other property or securities of the Corporation.

6. Suitability. Until the Class I Common Shares are Listed, in order to purchase Class I Common Shares, the purchaser must represent to the Corporation that the applicable suitability standards set forth in the Prospectus have been satisfied.

7. Selling Commissions. No Class I Common Share issued in an offering shall be subject to a commission payable to underwriters, dealer managers or other broker-dealers in connection with the sale of the Class I Common Share. As used herein, “commission” shall mean a set percentage of the purchase price payable at the time of sale.

SECOND: The Shares have been classified and designated by the Board of Directors under the authority contained in the Charter.

THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FOURTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its President and attested to by its Executive Vice President, General Counsel and Secretary on this          day of                 , 201_.

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

By:
Guy M. Arnold,
President

[CORPORATE SEAL]

Attest:

Joshua J. Widoff,
Executive Vice President, General Counsel and Secretary

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

FORM OF ARTICLES SUPPLEMENTARY

Dividend Capital Total Realty Trust Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Section 6.2.2 of the charter of the Corporation (the “Charter”), the Board of Directors of the Corporation (the “Board of Directors”), by resolution duly adopted at a meeting duly called and held on             , 2011, classified and designated 300,000,000shares (the “Shares”) of common stock as “Class W Common Shares,” with the preferences, conversion and other rights, voting powers, restrictions, limitation as to dividends and other distributions, qualifications and terms and conditions of redemption as follows, which upon any restatement of the Charter shall be made part of Article VI, with any necessary or appropriate changes to the enumeration of lettering of sections or subsections hereof:

Class W Common Shares

1. Designation and Number. A class of Common Shares, designated the “Class W Common Shares,” is hereby established. The number of authorized Class W Common Shares shall be 300,000,000.

2. Relative Seniority. In respect of rights to receive distributions and to participate in distributions of payments in the event of any liquidation, dissolution or winding up of the Corporation, the Class W Common Shares shall rank: (a) on parity with any unclassified Common Shares, the Class I Common Shares (as defined in the Articles Supplementary creating such class of common stock) and all other equity securities issued by the Corporation other than those referred to in clause (b); and (b) junior to all equity securities issued by the Corporation which rank senior to the Class W Common Shares.

3. Distributions. Distributions shall be made with respect to the Class W Common Shares at the same time as those made with respect to unclassified Common Shares and Class I Common Shares. The per share amount of any distribution with respect to the Class W Common Shares shall be determined as described in the most recent prospectus relating to a public offering of Class W Common Shares, as such prospectus may be amended or supplemented with the approval of a majority of the Board of Directors from time to time (the “Prospectus”). This per share amount may differ from the per share amount of any distribution with respect to the unclassified Common Shares or the Class I Common Shares pursuant to Section 4 below or on account of differences in class-specific expense allocations as described in the Prospectus or for other reasons as determined by the Board of Directors. Class-specific expenses shall include, but not be limited to, distribution fees and advisory fees allocable to a class of Common Shares as described in the Prospectus.

4. Liquidation Rights.

(a) In this section, the following words have the meanings indicated:

(b) Net Asset Value per Class W Common Share means the net asset value of the Corporation allocable to the Class W Common Shares, calculated as described in the Prospectus, divided by the number of outstanding Class W Common Shares.

(c) Net Asset Value per Parity Share means the net asset value of the Corporation allocable to the Parity Shares, calculated as described in the Prospectus, divided by the number of outstanding Parity Shares.

(d) Parity Shares means unclassified Common Shares, the Class I Common Shares and all other equity securities issued by the Corporation other than those ranking senior to the Class W Common Shares.

(e) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holder of each Class W Common Share shall be entitled to be paid a liquidation payment equal to the Net Asset Value per Class W Common Share; provided, however, that if the available assets of the Corporation are insufficient to pay in full the Net Asset Value per Class W Common Share as well as the Net Asset Value per Parity Share, then the holders of the Class W Common Shares shall be paid a liquidation payment equal to the product of (i) the value of the assets of the Corporation that are legally available for distribution to the holders of Class W Common Shares and Parity Shares and (ii) the quotient obtained by dividing the net asset value of the Corporation allocable to the Class W Common Shares by the sum of the net asset value of the Corporation allocable to Class W Common Shares and the net asset value of the Corporation allocable to Parity Shares, all as calculated as described in the Prospectus; and provided further, that if after paying the Net Asset Value per Class W Common Share and the Net Asset Value per Parity Share, there remain assets available for distribution to such shares, then the holders of such shares shall share such available assets equally on a per share basis.

(f) Neither the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other entity or the merger or consolidation of any other entity into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary of the Corporation.

5. Conversion. The Class W Common Shares are not convertible into or exchangeable for any other property or securities of the Corporation.

6. Suitability. Until the Class W Common Shares are Listed, in order to purchase Class W Common Shares, the purchaser must represent to the Corporation that the applicable suitability standards set forth in the Prospectus have been satisfied.

7. Selling Commissions. Each Class W Common Share issued in a public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, shall be subject to a selling commission as described in the Prospectus.

SECOND: The Shares have been classified and designated by the Board of Directors under the authority contained in the Charter.

THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FOURTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its President and attested to by its Executive Vice President, General Counsel and Secretary on this          day of                 , 201_.

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

By:
Guy M. Arnold,
President

[CORPORATE SEAL]

Attest:

Joshua J. Widoff,
Executive Vice President, General Counsel and Secretary